Exhibit 23.3
                          Consent of RP Financial, LC


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RP Financial, LC.Board of DirectorsJuly 2, 1997Page #


July 2, 1997
Board of DirectorsFederal Trust Corporation
1211 Orange Avenue
Winter Park, Florida  32789

         Gentlemen: We hereby consent to the references to this firm and our opinion in the Registration Statement on Form S-1 filed by Federal Trust Corporation ("Company"), and all amendments thereto regarding the issuance and registration of shares of common stock by the Company.

Sincerely,

RP FINANCIAL, LC.

/s/William E. Pommerening
William E. Pommerening

Managing Director


Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                   Telephone : (703) 528-1700
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